Exhibit 4

LCNB CORP.

OWNERSHIP INCENTIVE PLAN

1.

Purposes:  The purposes of this Plan are (i) to secure for LCNB Corp. and its Subsidiaries (collectively, the "Company") the benefits of incentives inherent in ownership of Shares by Eligible Persons, (ii) to encourage Eligible Persons to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Eligible Persons, (iii) to further the identity of interest of those who hold positions of major responsibility in the Company with the interests of the Company’s owners, and (iv) to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent, Eligible Persons.

2.

Definitions:  Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this Section 2.

a.

Agreement: An Agreement between the Company and an Eligible Person which describes the number and terms of the Ownership Incentives granted to an Eligible Person pursuant to the Plan.

b.

Appreciation Right:  A right to receive cash having an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise of such right over the Fair Market Value of one such Share on the date of grant of such right.

c.

Board of Directors:  The Board of Directors of LCNB Corp.

d.

Cause: Cause shall mean the occurrence, as determined by the Board of Directors in its sole and absolute discretion, of any of the following:

i.

the failure (other than a failure resulting from an Eligible Person’s incapacity due to physical illness) by an Eligible Person to perform such duties as are reasonably imposed on him by the Board of Directors or responsible officer(s) of the Company in its or their sole and absolute discretion, the Eligible Person’s violation of the Plan, an Agreement or any applicable employment or consulting agreement, as determined by the Board of Directors in its sole and absolute discretion.

ii.

the willful and continued engagement by an Eligible Person in conduct which the Eligible Person knows or reasonably should know is contrary to the best interests of the Company, as determined by the Board of Directors in its sole and absolute discretion;

iii.

an Eligible Person’s conviction of a felony which involves moral turpitude or which materially impairs such Eligible Person’s ability to perform his or her duties with the Company as determined by the Board of Directors in its sole and absolute discretion; or

iv.

the Eligible Person’s engaging in conduct which violates any applicable law, governmental regulation or governmental executive order, which could reasonably be expected to subject the Company to a material penalty or substantial damages (for example, but without limitation thereto, sexual harassment or illegal discrimination).

e.

Change of Control:  The event which shall be deemed to have occurred if either (i) after the date this Plan is adopted by the Board of Directors, any “person” becomes a beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting shares; or (ii) without prior approval of the Board of Directors, as a result of, or in connection with, or within two years following, a tender or exchange offer for the shares of the Company, a merger or other business combination to which the Company is a party, the sale or other disposition of all or substantially all of the assets of the Company, a reorganization of the Company, a proxy contest in connection with the election of members of the Board of Directors, or the persons who were members of the Board of Directors immediately prior to any of such transactions cease to constitute a majority of the Board of Directors or of the board of any successor to the Company (except for resignations due to death, disability or normal retirement).  For purposes of this definition, a person shall be deemed the “beneficial owner” of any shares (i) which such person or any of its Affiliates or Associates, as defined below, beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates, has directly or indirectly, (I) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (II) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares in the Company. For purposes of this Plan, a  “person” shall mean any individual, firm, company, partnership, other entity or group, and the terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the Board of Directors of the Company and becomes effective.  Provided however, that a Change of Control shall not be deemed to have resulted from any transfer (i) to the Company, (ii) to a fiduciary for the benefits of the transferring owner or his spouse or lineal descendants, or (iii) by will or by operation of the laws of descent and distribution.

f.

Company: LCNB Corp., an Ohio corporation, and its Subsidiaries.

g.

Eligible Person: A key employee who in the opinion of the Board of Directors can and does contribute significantly to the growth and successful operations of the Company.  The recommendation of the grant of an Ownership Incentive to a key employee by the Board of Directors shall be deemed a determination by the Board of Directors that such person is an Eligible Person.

h.

Fair Market Value: The value of a Share as most recently determined by the Board of Directors in good faith in accordance with the method approved by the Board of Directors.

i.

Incentive Option.  An Option granted under this Plan which is designated to be an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.  Any provisions elsewhere in this Plan or in any Agreement awarding such Incentive Option which would prevent such Option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such Option, by action of the Board of Directors.

j.

Nonqualified Option.  An Option granted under this Plan which is not an Incentive Option.  Nonqualified Options shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

k.

Option:  An option to purchase Shares which is granted to an Eligible Person under this Plan pursuant to the terms of an Agreement, and which may take the form either of an Incentive Option or a Nonqualified Option.

l.

Ownership Incentive:  An Ownership Incentive granted under this Plan in one of the forms provided for in Section 3.

m.

Performance Objectives:  Stated criteria which may, but need not be, set forth in an Agreement at the discretion of the Board of Directors, the successful attainment of which is specified in the Agreement as a condition precedent to the issuance, transfer or retention of some or all of the Shares to be issued pursuant to the Ownership Incentive(s) described in the Agreement.  Performance Objectives may be personal and/or organizational in nature and, at the discretion of the Board of Directors, may include, but need not be limited to, objectives determined by reference to or changes in (i) the Fair Market Value, book value or earnings of Shares, or (ii) sales and revenues, income, profits and losses, return on capital employed, or net worth of the Company (on a consolidated or unconsolidated basis) or of any or more of its groups, divisions, Subsidiaries or departments, or (iii) a combination of two or more of the foregoing or other factors.

n.

Plan:  The Ownership Incentive Plan herein set forth and as the same may from time to time be amended.

o.

Share Award:  An issuance or transfer of Shares at the time the Ownership Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such Shares in the future.

p.

Shares:  Shares of the Company’s common stock, without par value.

q.

Subsidiary:  A company or other entity designated by the Board of Directors in which the Company has a significant equity interest.

3.

Grants of Ownership Incentives:

a.

Subject to the provisions of this Plan, the Board of Directors may at any time, or from time to time, grant Ownership Incentives under this Plan to, and only to, Eligible Persons.

b.

Ownership Incentives may be granted in one or more of the following forms:

i.

Options,

ii.

Appreciation Rights,

iii.

Share Awards, or

iv.

a combination of Options, Appreciation Rights, and/or Share Awards.

c.

Ownership Incentives contingently granted prior to the approval of this Plan by the Company’s Board of Directors  but subject to such approval shall be deemed to be granted hereunder as of the date of such approval.

4.

Shares Subject to this Plan:

a.

The aggregate number of Shares which may be granted under this Plan shall not exceed 50,000 Shares.

b.

Shares covered by an Option or Appreciation Right which is no longer exercisable by reason of expiration or termination shall be deemed forfeited and such Shares shall again be available for grant under this Plan.

c.

The issuance of any Appreciation Rights shall reduce the number of Shares available  for the grant of Ownership Incentives on the same basis as the issuance of Options and Share Awards.

d.

The Shares issued in connection with this Plan may be either authorized but unissued shares or treasury shares with the Board of Directors to make the decision as to which type of Shares are to be issued.

5.

Options:  Ownership Incentives in the form of Options shall be subject to the following provisions:

a.

Upon the exercise of an Option, the purchase price shall be paid in cash.

b.

Each Agreement shall specify the period during which the Options may be exercised and shall provide that the Options shall expire at the end of such period (or periods); provided that such expiration date shall not be later than ten years from the date of grant thereof.  Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.  Provided, however, that the date of exercise of an Option shall be determined under procedures established by the Board of Directors.  Any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Board of Directors, provided, however, no such modifications of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to the optionee.

c.

Subject to the expiration of and the termination of Options under an Agreement, each Option shall be exercisable during the life of the optionee only by the optionee and, after the optionee’s death, only by the optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution.  An Option, to the extent that it is vested and shall not have been exercised, shall terminate at the close of business on the thirtieth day following the date the optionee ceases to be an employee of the Company, unless the optionee ceases to be an employee because of (i) Cause, (ii) resignation with the consent of the Board of Directors (which consent may be given before or after resignation), or (iii) by reason of death, incapacity or retirement under a retirement plan of the Company.  If an optionee ceases to be an employee for Cause, then any Option granted hereunder, to the extent it shall not have been exercised, shall immediately terminate.  Except as provided in the next sentence, if the optionee ceases to be an employee by reason of resignation with the consent of the Board of Directors, the Option shall terminate three months after the optionee ceases to be an employee.  If the optionee ceases to be an employee by reason of death, incapacity or retirement, or if the optionee should die during the three-month period referred to in the preceding sentence, the Option shall terminate fifteen months after the optionee ceases to be an employee due to such event.  In the event of death, incapacity or retirement, each Option held by an employee shall immediately vest and be exercisable, subject to the limitations contained herein.  A leave of absence for military or governmental service or for other purposes shall not, if approved by the Board of Directors, be deemed a termination of employment within the meaning of this paragraph (c).  Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years.

d.

Options shall be granted for such lawful consideration as the Board of Directors shall determine.  No Option may be granted with an exercise price which is below the Fair Market Value of a Share on the date of the grant without the approval of the Board of Directors.

e.

No Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution.  If so provided in the Agreement or if so authorized by the Board of Directors and subject to such terms and conditions as are specified in the Agreement or by the Board of Directors, the Company shall have the right, upon or without the request of the holder of the Option and at any time or from time to time, to cancel all or a portion of the Option then subject to exercise and, at the Company’s election, either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the Shares subject to the portion of the Option so canceled over the aggregate purchase price of such Shares, or (ii) issue or transfer Shares to the holder with a Fair Market Value, at such time or times, equal to such excess.

f.

Each Option shall be evidenced by a written Agreement, which shall contain such terms and conditions (including, without limitation, Performance Objectives), and shall be in such form, as the Board of Directors may determine, provided the Agreement is consistent with this Plan and incorporates it by reference.  Notwithstanding the preceding sentence, an Agreement if so recommended by the Board of Directors, may include restrictions and limitations in addition to those provided for in this Plan.

g.

Options may be either Incentive Options or Nonqualified Options at the discretion of the Board of Directors.  Options not otherwise designated shall be Nonqualified Options.  Notwithstanding any other provisions herein, the following provisions shall apply to all Options:

(i)

Option price:  The exercise price of any Option shall not be less than the Fair Market Value of the stock on the date of grant of such Option; provided, however, that the exercise price of any Option granted to any person who on the date of grant owns (within the meaning of Section 425(d) of the Internal Revenue Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary shall not be less than 110% of the Fair Market Value of the stock on the date of grant.

(ii)

Period within which Option may be exercised:  Not more than the following percentages of each Option granted under this Plan may be exercised prior to the expiration of the following number of years after the effective date of the grant of such Option:

Years after Effective Date of Grant

Vested Percentage

Less than 1

        0%

At Least 1 but less than 2                          20%

At Least 2 but less than 3                          40%

At Least 3 but less than 4                          60%

At Least 4 but less than 5                          80%

At Least 5 but no more than 10               100%

The maximum term of any Option granted hereunder shall be ten years, except that the maximum term of any Option granted to a person who on the date of grant owns (within the meaning of Section 425(d) of the Internal Revenue Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary above shall be five years.

(iii)

Miscellaneous provisions relating to Incentive Options:  No Incentive Option may be granted subsequent to the tenth anniversary of the date of shareholder approval of this Plan and Incentive Options may only be granted to persons who are employees of the Company or any Subsidiary within the meaning of Section 3401 of the Internal Revenue Code.  In addition, Incentive Options may not be granted with respect to more than an aggregate of 50,000 Shares under this Plan.

h.

Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash or, unless otherwise provided by the Board of Directors, by the surrender of Shares or the withholding of Shares to be issued to the optionee, or in any combination thereof, or in such other form as the Board of Directors may authorize from time to time.  Provided, however, that all such Shares so surrendered or withheld shall be valued at the Fair Market Value for the date on which they are surrendered or withheld, and the number of Shares surrendered or withheld shall not exceed the number of such Shares necessary to satisfy the withholding obligation.

6.

Appreciation Rights:  Ownership Incentives in the form of Appreciation Rights shall be subject to the following provisions:

a.

Each grant of Appreciation Rights shall be evidenced by an Agreement specifying the number of Appreciation Rights granted and containing such other terms and conditions (which may, but need not, include Performance Objectives) as the Board of Directors may determine.

b.

Each Agreement shall specify the period during which the pertinent Appreciation Right(s) may be exercised and shall provide that the Appreciation Right(s) shall expire at the end of such period (or periods); provided that such expiration date shall not be later than ten years from the date of grant thereof.  Except as otherwise provided herein or in an Agreement, any Appreciation Right may be exercisable in full or in part in one or more installments at such time or times as may be specified in the Agreement.  Any term or provisions in any Agreement specifying that the Appreciation Right not be immediately exercisable or that it is to be exercisable in installments may be modified at any time during the term of the Agreement by the Board of Directors, provided, however, no such modifications of any outstanding Appreciation Right shall, without the consent of the Eligible Person, adversely affect any Appreciation Right theretofore granted.  The payment made upon the exercise of any Appreciation Right granted hereunder shall be made in cash.

c.

Subject to the expiration of and the termination of Appreciation Rights under an Agreement, each Appreciation Right shall be exercisable during the life of the Eligible Person only by the Eligible Person and, after the Eligible Person’s death, only by the Eligible Person’s estate or by a person who acquired the right to exercise the Appreciation Right by will or the laws of descent and distribution.  An Appreciation Right, to the extent that it shall not have been exercised, shall terminate at the close of business on the thirtieth day following the date the Eligible Person ceases to be an employee of the Company, unless the Eligible Person ceases to be an employee because of (i) Cause, (ii) resignation with the consent of the Board of Directors (which consent may be given before or after resignation), or (iii) by reason of death, incapacity or retirement under a retirement plan of the Company or a Subsidiary.  If an Eligible Person ceases to be an employee of the Employer for Cause, then any Appreciation Right granted hereunder, to the extent it shall not have been exercised, shall immediately terminate.  Except as provided in the next sentence, if the Eligible Person ceases to be an employee by reason of such resignation, the Appreciation Right shall terminate three months after the Eligible Person ceases to be an employee.  If the Eligible Person ceases to be an employee by reason of such death, incapacity or retirement, or if the Eligible Person should die during the three-month period referred to in the preceding sentence, the Appreciation Right shall terminate fifteen months after the Eligible Person ceases to be an employee due to such event.  A leave of absence for military or governmental service or for other purposes shall not, if approved by the Board of Directors, be deemed a termination of employment within the meaning of this paragraph (c).

d.

No Appreciation Right may be assigned or transferred by the Eligible Person except by will or the laws of descent and distribution.  If so provided in the Agreement or if so authorized by the Board of Directors and subject to such terms and conditions as are specified in the Agreement or by the Board of Directors, the Company shall have the right, upon or without the request of the holder of an Appreciation Right and at any time or from time to time, to cancel all or a portion of the Appreciation Right then subject to exercise and pay the holder an amount of cash for each Appreciation Right equal to the excess, if any, of the Fair Market Value of a Share at the date of cancellation over the Fair Market Value of a Share at the time the Appreciation Right was granted.

e.

Any federal, state or local withholding taxes payable upon the exercise of an Appreciation Right shall be paid in cash by the Eligible Person or withheld from the cash payment made to the Eligible Person pursuant to the exercise of the Appreciation Rights.

7.

Share Awards:  Ownership Incentives in the form of Share Awards shall be subject to the following provisions:

a.

Shares subject to a Share Award may be issued or transferred to the Eligible Person at the time the Share Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Board of Directors shall determine.  In the event that any such issuance or transfer shall not be made to the Eligible Person at the time the Share Award is granted, the Board of Directors may provide for payment to such Eligible Person, either in cash or in Shares from time to time or at the time or times such Shares shall be issued or transferred to such Eligible Person, of amounts not exceeding the income distributions which would have been payable to such Eligible Person in respect of such Shares (as adjusted under Section 9) if they had been issued or transferred to such Eligible Person at the time such Share Award was granted.  Any amount payable in Shares under the terms of a Share Award may, at the discretion of the Board of Directors, be paid in cash, on each date on which delivery of Shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the Shares which would otherwise have been delivered.

b.

A Share Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Share Award or of the Shares issued or transferred pursuant to such Share Award, as the Board of Directors shall determine; provided, however, that upon the issuance or transfer of Shares pursuant to a Share Award, the recipient shall, with respect to such Shares, be and become a Shareholder of the Company fully entitled to receive income distributions, to vote and to exercise all other rights of a Shareholder except to the extent otherwise provided in the Share Award or in other Agreements.  The Board of Directors may, in its sole discretion, but shall not be required to, specify in any Agreement governing a Share Award that the issuance, transfer and/or retention of some or all of the Shares covered by the Share Award shall be subject to the attainment of Performance Objectives.  Each Share Award shall be evidenced by an Agreement.

c.

In the event the holder of Shares subject to a Share Award dies prior to the time such Shares are no longer subject to forfeiture pursuant to the terms of the Agreement governing the Share Award, the estate of such holder may retain such Shares subject to the restrictions set forth in the Agreement governing the Share Award.

8.

Combinations of Appreciation Rights, Share Awards and Options:  Ownership Incentives in the form of combinations of Options, Appreciation Rights and/or Share Awards shall be subject to the following provisions:

a.

An Ownership Incentive may be a combination of an Option with a form of Appreciation Right and/or with any form of Share Award; provided, however, that the terms and conditions of such Ownership Incentive pertaining to an Option are consistent with Section 5, the terms and conditions of such Ownership Incentive pertaining to an Appreciation Right are consistent with Section 6, and the terms and conditions of such Ownership Incentive pertaining to a Share Award are consistent with Section 7.

b.

Such combination Ownership Incentive shall be subject to such other terms and conditions as the Board of Directors may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof.  Such combination Ownership Incentive shall be evidenced by a written Agreement in such form as the Board of Directors shall determine, provided it is consistent with this Plan and incorporates it by reference.

9.

Adjustment Provisions:  In the event that any recapitalization, reclassification, or any similar transaction shall be effected, or the outstanding Shares are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of Shares or other securities of the Company or for shares of the stock or other securities of any other company, or a record date for determination of holders of Shares entitled to receive a share split or a dividend payable in Shares shall occur, (i) the number of Shares or other securities that may be issued or transferred pursuant to Ownership Incentives or with respect to which a cash payment pursuant to the Ownership Incentive is determinable, (ii) the number and class of Shares or other securities which have not been issued or transferred under outstanding Ownership Incentives, (iii) the purchase price to be paid per Share or other security under outstanding Options, and (iv) the price to be paid by the Company or a Subsidiary for Shares or other securities issued or transferred pursuant to Ownership Incentives which are subject to a right of the Company or a Subsidiary to reacquire such Shares or other securities, shall in each case be equitably adjusted.

10.

Acceleration:     During the period beginning three months prior to the effective date of any Change of Control of the Company and ending on the first anniversary of such a Change of Control, one hundred percent (100%) of the Ownership Incentives granted herein which have then been outstanding hereunder for at least six months shall vest or be exercisable by the Eligible Person in the event that (i) the Eligible Person’s status as an employee is involuntarily terminated by the Company (or, if applicable, a Subsidiary) for any reason other than Cause, or (ii) the Eligible Person voluntarily terminates his status as an employee as the result of a material reduction in the Eligible Person’s duties, title or compensation from the Company.  Such vesting shall occur without regard to any limitation imposed by the Plan or the Board of Directors at the time the Ownership Incentive was granted, which permits all or any part of the Ownership Incentive to be exercised only after the lapse of time or the attainment of Performance Objectives or other conditions to exercise, and such Ownership Incentives will remain vested and exercisable until the expiration of the Ownership Incentive.

11.

Term:  This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the shareholders of the Company.  This Plan shall remain in effect until such time as it is terminated by the Board of Directors; provided, however, that no Incentive Options may be granted after the tenth anniversary of the effective date of the Plan.

12.

Administration:

a.

The Plan shall be administered by the Board of Directors.  Grants of Ownership Incentives may be recommended by the Board of Directors either with or without consultation with employees or officers of the Company, but, anything in this Plan to the contrary notwithstanding, the Board of Directors shall have full authority to act in the matter of selection of all Eligible Persons and in recommending Ownership Incentives to be granted to them.

b.

Subject to the provisions of this Plan, the Board of Directors shall specify in each Agreement the terms of each Ownership Incentive, including, where applicable, the exercise price, any provisions regarding redemption or forfeiture of Ownership Incentives or Shares, acceleration or extension of exercise dates, and such other matters as the Board of Directors determines to be appropriate.  The Board of Directors may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established.  The Board of Directors may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable.  All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

c.

Members of the Board of Directors acting under this Plan shall be indemnified, if applicable, in accordance with the terms of the Company’s Articles of Incorporation and Code of Regulations.

13.

Changes in Form or Acquisitions:  If the Company should, either pursuant to an initial public offering or otherwise, merge or consolidate, or purchase or exchange stock or assets with another entity, the Company in connection therewith, upon the recommendation and approval of the Board of Directors, (i) may assume, in whole or in part and with or without modifications or conditions, any ownership incentives granted by such other entity to its employees, in their capacity as such, (ii) may grant new Ownership Incentives in substitution therefore; provided that the granting of an Ownership Incentive with the terms and conditions of the assumed or substitute Ownership Incentives is permissible under this Plan, or (iii) may cause such other entity to assume the obligations of the Plan and substitute ownership incentives in such other entity for the Ownership Incentives granted hereunder, provided that such assumption shall not, without the consent of the Eligible Person, adversely affect any Ownership Incentive theretofore granted to such Eligible Person.

14.

General Provisions:

a.

Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in his or her relationship with the Company, or shall affect the right of the Company to terminate any employee at any time with or without cause.

b.

No Shares shall be issued or transferred pursuant to an Ownership Incentive unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with.  No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Shares allocated or reserved for the purposes of this Plan or subject to any Ownership Incentive except as to Shares, if any, as shall have been issued or transferred to him.

c.

During the exercise period of an Ownership Incentive, no person entitled to exercise any Ownership Incentive granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Shares issuable upon exercise of such Ownership Incentive until certificates representing such Shares shall have been issued and delivered.

d.

The Company may, with the approval of the Board of Directors, enter into an agreement or other commitment to grant an Ownership Incentive in the future to a person who is or will be an Eligible Person at the time of grant, and, notwithstanding any other provision of this Plan, any such agreement or commitment shall not be deemed the grant of an Ownership Incentive until the date on which the Company takes action to implement such agreement or commitment.

e.

In the case of a grant of an Ownership Incentive to an employee of a Subsidiary, such grant may, if the Board of Directors so directs, be implemented by the Company issuing or transferring the Shares, if any, covered by the Ownership Incentive to the Subsidiary, for such lawful consideration as the Board of Directors may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Ownership Incentive specified by the Board of Directors pursuant to the provisions of this Plan.  Notwithstanding any other provision hereof, such Ownership Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Board of Directors on the date it is delivered by the Subsidiary or on such other date between said two dates, as the Board of Directors shall specify.

f.

The Company may make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with any Ownership Incentive.

g.

Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, or group insurance plan.

h.

The invalidity or unenforceability of any provision of the Plan or an Agreement shall not affect the validity of the other provisions, and this Plan and any Agreement shall be construed in all respects as if the invalid or unenforceable provision(s) were omitted.

i.

The Company shall take all necessary or appropriate actions to ensure that all grants of Ownership Incentives and all exercises thereof under this Plan are in full compliance with all Federal and state securities laws.

15.

Amendments and Discontinuance:

a.

This Plan may be amended by the Board of Directors.

b.

The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this Plan.

c.

No amendment or discontinuance of this Plan by the Board of Directors shall, without the consent of the Eligible Person, adversely affect any Ownership Incentive theretofore granted to him.